UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)

Date of Report (Date of earliest event reported) February 25, 2005

SOLECTRON CORPORATION

(Exact name of registrant as specified in charter)

Delaware State or other jurisdiction of incorporation)	1-11098 (Commission File Number)	94-2447045 (IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California (Address of principal executive offices)	95035 (Zip Code)

Registrant’s telephone number, including area code: (408) 957-8500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06 Material Impairments
SIGNATURES

SECTION 2 — Financial Information

ITEM 2.06 Material Impairments

On February 25, 2005, Solectron entered into a definitive agreement for the sale of one of its manufacturing sites in Japan. Solectron will receive approximately $32 million in gross proceeds from the sale. Based on the terms of the sale agreement and the estimated net book value of the manufacturing site, Solectron is anticipating an impairment charge in the range of $35-$45 million to be recognized during the second quarter of fiscal 2005. There will be no cash expenditures related to this impairment charge.

As part of the transaction, Solectron plans on holding a minority equity interest in the acquiring entity of the divested manufacturing site.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2005	Solectron Corporation
/s/ Kiran Patel
Kiran Patel
Executive Vice President and Chief Financial Officer